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                                 EXHIBIT 23 (i)



                                                                October 30, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL

     Re: Opinion of Counsel

Dear Ladies & Gentlemen:

     It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassesable.


                                    HENDERSON, WETHERILL, O'HEY & HORSEY


                                    By: /s/ Edward Fackenthal
                                        ----------------------------------------
                                            Edward Fackenthal